UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025
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GRAIL, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-42045	86-3673636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1525 O’Brien Drive Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (833) 694-2553

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GRAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02(e)	Compensatory Arrangements of Certain Officers.
On May 12, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of GRAIL, Inc. (the “Company”) approved a form of amended and restated offer letter (the “Amended Offer Letter”) and authorized and directed the Company to enter into an Amended Offer Letter with each of Josh Ofman, President and Aaron Freidin, Chief Financial Officer (each an “NEO”), which Amended Offer Letters amend and restate the applicable NEO’s existing offer letter.
The Amended Offer Letters provide that Dr. Ofman and Mr. Freidin will continue to receive an annual base salary of $655,000 and $560,000, respectively, in each case, which may be increased from time to time as determined appropriate by the Company. In addition, under the Amended Offer Letters, each NEO will continue to be eligible to participate in our Variable Compensation Plan with a target bonus of 50% of base salary, and will be entitled to receive benefits in accordance with our applicable policies.
Each Amended Offer Letter provides that if, during the period commencing 3 months prior to, and ending 24 months following, the date on which a Change in Control (as defined in the Company’s 2024 Equity Incentive Plan) is consummated (a “CIC Period”), the Company terminates the NEO without Cause (as defined in the Amended Offer Letters) (excluding as a result of such NEO’s death or disability) or such NEO resigns employment with the Company or its affiliates for Good Reason (as defined in the Amended Offer Letters), then, subject to such NEO’s execution of an effective release of claims and continued compliance with applicable restrictive covenants, the Company will provide the NEO with the following severance benefits:
•a lump sum cash payment equal to 12 months of annual base salary, as in effect for the then-current fiscal year;
•a lump sum cash payment equal to 100% of the NEO’s then-current annual target bonus;
•full acceleration of any stock option, restricted stock unit, or other incentive equity or equity-linked (including phantom equity) award (together, “Awards”) the NEO holds; and
•continued Company-paid coverage for the NEO and the NEO’s dependents under COBRA for up to 12 months.
Each Amended Offer Letter further provides that if the Company terminates the NEO without Cause (excluding as a result of such NEO’s death or disability) or such NEO resigns employment with the Company or its affiliates for Good Reason, other than during the CIC Period, then, subject to such NEO’s execution of an effective release of claims and continued compliance with restrictive covenants, the Company will provide the NEO with the following severance benefits:
•a lump sum cash payment equal to 12 months of annual base salary for the then-current fiscal year;
•a lump sum cash payment equal to 100% of his then-current annual target bonus;
•12 months acceleration of any Awards he holds; and
• continued Company-paid healthcare coverage for the NEO and the NEO’s dependents under COBRA for up to 12 months.
The Amended Offer Letters also provide that, each of the NEOs remain entitled (until the expiration of all applicable statute of limitations periods) to all indemnification rights provided under an indemnification agreement or our organizational documents and coverage under any directors’ and officers’ liability policy in effect at the date of termination.
The foregoing summary of the Amended Offer Letters does not purport to be complete and is subject to, and qualified in its entirety by reference to the Form Amended Offer Letter, which is filed hereto as Exhibits 10.1.

Item 9.01	Exhibits
(d) Exhibits.

10.1	Form Amended Offer Letter

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAIL, INC.

Date:	May 16, 2025	By:	/s/ Abram Barth
		Name:	Abram Barth
		Title:	General Counsel and Secretary